Exhibit 107
Calculation of Filing Fee Tables
Schedule TO
(Form Type)
DoubleDown Interactive Co., Ltd.
(Name of Subject Company (Issuer))
DoubleU Games Co., Ltd.
(Name of Filing Persons (Offeror))
Table 1:
Transaction Valuation

		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee

Fees to Be Paid	1	$265,356,325.00	0.00008700	$23,086.00

Fees Previously Paid

	Total Transaction Valuation:	$265,356,325.00

	Total Fees Due for Filing:			$23,086.00

	Total Fees Previously Paid:			$0.00

	Total Fee Offsets:			$0.00

	Net Fee Due:			$23,086.00
Table 1: Transaction Valuation
Offering Note

(1)
Aggregate number of securities to which transaction applies: As of the close of business on November 9, 2026, the maximum number of securities of DoubleDown Interactive Co., Ltd. (the “Company”) to which this transaction applies is estimated to be 16,329,620, which consists of 16,329,620 issued and outstanding American Depositary Shares (“ADSs”), each representing one-twentieth (1/20) of one common share, par value KRW 10,000 per share, of the Company (“Company Common Shares”), being all outstanding ADSs not owned by DoubleU Games Co., Ltd. or its affiliates, which may be entitled to receive the offer price of $16.25 per ADS, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price”). Company Common Shares held directly (other than in the form of ADSs) are not subject to the Offer and are excluded from the transaction valuation; as of such date, all Company Common Shares not owned by DoubleU Games Co., Ltd. (816,481 Company Common Shares) were held in the form of ADSs. As of such date, there were no outstanding options, restricted stock units or other securities convertible into or exercisable for Company Common Shares or ADSs. (2) In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated as the product of 16,329,620 ADSs multiplied by the Offer Price of $16.25 per ADS. (3) In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying the amount calculated in the preceding note by 0.00008700.

Table 2: Fee Offset Claims and Sources
☒
Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		N/A	N/A	N/A		N/A

Fee Offset Sources	N/A	N/A	N/A		N/A		N/A
No fee offset is claimed under Rule
0-11(a)(2).
This is the initial filing of the Schedule TO, and no fee has previously been paid in connection with the transaction.